EXHIBIT 3.15
                                                                   ------------





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                                   NEXEN INC.


                                  By-Law No. 3





                           Effective December 4, 2006




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                                       i


                               TABLE OF CONTENTS


SECTION ONE - INTERPRETATION..................................................1

1.01     Definitions..........................................................1
1.02     General..............................................................2

SECTION TWO - BUSINESS OF THE CORPORATION.....................................2

2.01     Registered Office....................................................2
2.02     Corporate Seal.......................................................2
2.03     Financial Year.......................................................2
2.04     Execution of Instruments.............................................2
2.05     Voting Rights in Other Bodies Corporate..............................3
2.06     Divisions............................................................3
2.07     Information Available to Shareholders................................3

SECTION THREE - BORROWING AND SECURITIES......................................3

3.01     Banking Arrangements.................................................3
3.02     Borrowing Power......................................................3
3.03     Delegation...........................................................4

SECTION FOUR - DIRECTORS......................................................4

4.01     Number of Directors..................................................4
4.02     Qualification........................................................4
4.03     Election and Term....................................................4
4.04     Removal of Directors.................................................5
4.05     Vacation of Office...................................................5
4.06     Vacancies............................................................5
4.07     Action by the Board..................................................5
4.08     Canadian Directors Present at Meetings...............................6
4.09     Meeting by Telephone and Other Means.................................6
4.10     Place of Meetings....................................................6
4.11     Calling of Meetings..................................................6
4.12     Notice of Directors Meeting..........................................6
4.13     First Meeting of New Board...........................................6
4.14     Adjourned Meeting....................................................7
4.15     Regular Meetings.....................................................7
4.16     Chair of Meetings....................................................7
4.17     Quorum...............................................................7
4.18     Votes to Govern......................................................7
4.19     Conflict of Interest.................................................7
4.20     Remuneration and Expenses............................................7

SECTION FIVE - COMMITTEES.....................................................8

5.01     Committees of the Board..............................................8
5.02     Transaction of Business..............................................8
5.03     Advisory Bodies......................................................8
5.04     Procedure............................................................8
5.05     Members..............................................................8
5.06     Minutes..............................................................8

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By-Law No. 3                           ii                          Nexen Inc.
Effective December 4, 2006


SECTION SIX - OFFICERS........................................................8

6.01     Appointment..........................................................8
6.02     Chair of the Board...................................................8
6.03     Chief Executive Officer..............................................9
6.04     President............................................................9
6.05     Vice President.......................................................9
6.06     Secretary............................................................9
6.07     Treasurer............................................................9
6.08     Controller...........................................................9
6.09     Powers and Duties of Other Officers.................................10
6.10     Variation of Powers and Duties......................................10
6.11     Term of Office......................................................10
6.12     Conflict of Interest................................................10
6.13     Agents and Attorneys................................................10

SECTION SEVEN - PROTECTION OF DIRECTORS, OFFICERS AND OTHERS.................10

7.01     Limitation of Liability.............................................10
7.02     Indemnity...........................................................11
7.03     Advance of Costs....................................................11
7.04     Insurance...........................................................11

SECTION EIGHT - SHARES.......................................................11

8.01     Allotment of Shares.................................................11
8.02     Commissions.........................................................11
8.03     Registration of Transfer............................................11
8.04     Transfer Agents and Registrars......................................12
8.05     Non-recognition of Trusts...........................................12
8.06     Shares and Share Certificates.......................................12
8.07     Replacement of Share Certificates...................................12
8.08     Joint Holders.......................................................12
8.09     Deceased Shareholders...............................................13

SECTION NINE - DIVIDENDS AND RIGHTS..........................................13

9.01     Dividends...........................................................13
9.02     Payment of Dividends................................................13
9.03     Non-receipt of Cheques..............................................13
9.04     Record Date for Dividends and Rights................................13
9.05     Unclaimed Dividends.................................................13

SECTION TEN - MEETINGS OF SHAREHOLDERS.......................................13

10.01    Annual Meetings.....................................................13
10.02    Special Meetings....................................................14
10.03    Participation in Meetings by Electronic Means.......................14
10.04    Meetings Held by Electronic Means...................................14
10.05    Notice of Meetings..................................................14
10.06    List of Shareholders Entitled to Notice.............................14
10.07    Record Date for Notice..............................................14
10.08    Waiver of Notice....................................................15
10.09    Omission of Notice..................................................15
10.10    Chair, Secretary and Scrutineers....................................15

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Effective December 4, 2006


10.11    Persons Entitled to be Present......................................15
10.12    Quorum..............................................................15
10.13    Right to Vote.......................................................15
10.14    Proxyholders and Representatives....................................16
10.15    Time for Deposit of Proxies.........................................16
10.16    Joint Shareholders..................................................16
10.17    Votes to Govern.....................................................17
10.18    Show of Hands.......................................................17
10.19    Ballots.............................................................17
10.20    Adjournment.........................................................17
10.21    Resolution in Writing...............................................18
10.22    Only One Shareholder................................................18

SECTION ELEVEN - NOTICES.....................................................18

11.01    Method of Giving Notices............................................18
11.02    Notice to Joint Shareholders........................................18
11.03    Computation of Time.................................................18
11.04    Undelivered Notices.................................................18
11.05    Omissions and Errors................................................18
11.06    Persons Entitled by Death or Operation of Law.......................19
11.07    Waiver of Notice....................................................19
11.08    Signature to Notices................................................19
11.09    Proof of Service....................................................19

SECTION TWELVE - ELECTRONIC DOCUMENTS........................................19

12.01    Creation and Provision of Information...............................19
12.02    Consent and Other Requirements......................................19

SECTION THIRTEEN - MISCELLANEOUS.............................................20

13.01    Invalidity of any Provisions of this By-law.........................20

SECTION FOURTEEN - REPEAL AND COMING INTO FORCE..............................20

14.01    Effective Date......................................................20
14.02    Repeal..............................................................20



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                                       1


                                   NEXEN INC.

                                  BY-LAW NO. 3

                      A BY-LAW RELATING GENERALLY TO THE
          TRANSACTION OF THE BUSINESS AND AFFAIRS OF THE CORPORATION.

                         SECTION ONE - INTERPRETATION

1.01    DEFINITIONS.
        In this by-law and all other by-laws of the Corporation, unless the context otherwise requires:

        "ACT" means the CANADA BUSINESS CORPORATIONS ACT and regulations under the Act, and any statute or regulation that may be substituted for the Act, as from time to time amended. In the case of a substitution, any references in the by-laws of the Corporation to provisions of the Act or regulations under the Act shall be read as references to the substituted provisions in the new statute, statutes or regulations;

        "APPOINT" includes "elect" and vice versa;

        "ARTICLES" means the articles of the Corporation as from time to time amended or restated;

        "BOARD" means the board of directors of the Corporation;

        "BY-LAWS" means this by-law and all other by-laws of the Corporation from time to time in force and effect;

        "CHEQUE" includes a draft;

        "CONTESTED ELECTION" means any election of directors where the number of nominees exceeds the number of directors to be elected as set out in the management proxy circular.

        "CORPORATION" means Nexen Inc.;

        "INDEPENDENT MEMBER OF THE BOARD" means a director who the board has affirmatively determined to be independent pursuant to the Corporation's Categorical Standards for Director Independence in force at the time;

        "MEETING OF SHAREHOLDERS" includes an annual meeting of shareholders and a special meeting of shareholders; "special meeting of shareholders" includes a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders;

        "NON-BUSINESS DAY" means Saturday, Sunday and any other day that is a holiday as defined in the INTERPRETATION ACT (Canada) as from time to time amended;

        "RECORDED ADDRESS" means, in the case of a shareholder, the address as recorded in the securities register of the Corporation and, in the case of joint shareholders, the address appearing in the securities register in respect of the joint holding or the first address appearing if there are more than one; and in the case of a director, officer, auditor or member of a committee of the board, that individual's latest address as recorded in the records of the Corporation;

        "RESIDENT CANADIAN" means an individual who is:

        (a)   a Canadian citizen ordinarily resident in Canada;
        (b) a Canadian citizen not ordinarily resident in Canada who is a member of a prescribed class of persons; or
        (c) a permanent resident within the meaning of the IMMIGRATION ACT and ordinarily resident in Canada, except a permanent resident who has been ordinarily resident in Canada for more than one year

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              after the time at which the individual  first became  eligible to apply for Canadian citizenship;

        "SIGNING OFFICER" means, in relation to any instrument, any person authorized to sign the instrument on behalf of the Corporation by or pursuant to section 2.04;

        "UNCONTESTED ELECTION" means any election of directors where the number of nominees does not exceed the number of directors to be elected as set out in the management proxy circular.

1.02    GENERAL.
        Except as defined above, words and expressions defined in the Act have the same meanings when used in these by-laws. Words importing the singular number include the plural and vice versa; and, words importing a person include an individual, partnership, association, body corporate or personal representative.


                   SECTION TWO - BUSINESS OF THE CORPORATION

2.01    REGISTERED OFFICE.
        The registered office of the Corporation shall be in Calgary, Alberta at such place and address as determined from time to time by the directors.

2.02    CORPORATE SEAL.
        The board may adopt a corporate seal for the Corporation or may change a corporate seal that has been adopted for the Corporation.

2.03    FINANCIAL YEAR.
        Until changed by the board, the financial year of the Corporation ends on the last day of December each year.

2.04    EXECUTION OF INSTRUMENTS.
        Contracts, documents or instruments in writing signed on behalf of the Corporation by any director, the chair, the chief executive officer, the president, any executive vice president, senior vice president or vice president, the secretary, the treasurer, the controller or any assistant secretary or any other office created by by-law or by the board are binding on the Corporation without any further authorization or formality. The board may also from time to time appoint any director or directors, or any officer or officers, or any other person or persons to sign contracts, documents and instruments in writing generally or to sign specific contracts, documents or instruments in writing on behalf of the Corporation ("signing officers"), in which case those contracts, documents or instruments in writing shall be binding on the Corporation without any further authorization or formality only if signed on behalf of the Corporation by the signing officers appointed by the board.

        The corporate seal, if any, may be affixed to contracts, documents and instruments in writing signed by any signing officer, and any contract, document or instrument in writing is valid even if the corporate seal, if any, is not affixed.

        The term "contracts, documents or instruments in writing" as used in this by-law includes security certificates, deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations and conveyances, transfers and assignments of shares, share warrants, stocks, bonds, debentures or other securities and all paper writings of the Corporation.

        The signature of any signing officer may be printed, engraved, lithographed or otherwise mechanically or electronically reproduced on any contract, document or instrument in writing executed or issued on

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        behalf of the Corporation  and all contracts,  documents or instruments in writing on which the signature of any one or more signing officers is reproduced are deemed to have been manually signed and are as valid as if they had been manually signed even if this signing officer whose signature is reproduced ceased to hold office at the date of the delivery or issue of the contracts, documents or instruments in writing.

2.05    VOTING RIGHTS IN OTHER BODIES CORPORATE.
        The signing officers of the Corporation may sign and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation in favour of the persons determined by the signing officers. In addition, the board may from time to time direct the manner in which and the persons by whom any particular voting rights or class of voting rights may or shall be exercised.

2.06    DIVISIONS.
        The board may cause the business and operations of the Corporation or any part of the business and operations of the Corporation to be divided into one or more divisions by types of business or operations, geographical territories, product lines, goods, services, or any other basis the board may from time to time consider appropriate. In particular, the board shall authorize any material subdivision, consolidation or reorganization of the business and operations of the Corporation.

2.07    INFORMATION AVAILABLE TO SHAREHOLDERS.
        Subject to the provisions of the Act, a shareholder is not entitled to any information about the details or conduct of the Corporation's business which, in the opinion of the board or counsel to the Corporation, is privileged or confidential or would not be in the best interests of the shareholders or the Corporation to communicate to the public. The board may from time to time determine whether, to what extent, when, where and under what conditions any of the accounts, records and documents of the Corporation are open to the inspection of shareholders. A shareholder does not have any right to inspect any account, record or document of the Corporation except as provided for by the Act, authorized by the board, or authorized by resolution passed at a meeting of shareholders.


                   SECTION THREE - BORROWING AND SECURITIES

3.01    BANKING ARRANGEMENTS.
        The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security for money borrowed, shall be transacted with such banks, trust companies, other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. The banking business of the Corporation shall be transacted under those agreements, instructions and delegations of powers as the board may from time to time prescribe.

3.02    BORROWING POWER.
        Without limiting the borrowing powers of the Corporation as set forth in the Act, but subject to the articles of the Corporation, the board may from time to time on behalf of the Corporation, without authorization of the shareholders:

        (a)   borrow money on the credit of the Corporation;
        (b) issue, reissue, sell or pledge secured or unsecured bonds, debentures, notes or other evidences of indebtedness or guarantees of the Corporation;
        (c) to the extent permitted by the Act, give a guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person; and

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        (d)   mortgage,  hypothecate,  pledge or  otherwise  create a  security interest in any or all currently owned or  subsequently  acquired
              real  or  personal,   movable  or  immovable,   property  of  the
              Corporation including book debts, rights, powers, franchises and undertakings to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantee or any other present or future indebtedness, liability or obligation of the Corporation.

        Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed on behalf of the Corporation.

3.03    DELEGATION.
        The board may from time to time delegate to any director or directors, or any officer or officers or any committee of the board, or any other person or persons any or all of the powers conferred on the board by section 3.02 or by the Act.

                           SECTION FOUR - DIRECTORS

4.01    NUMBER OF DIRECTORS.
        The board shall consist of not fewer than the minimum number and not more than the maximum number of directors provided for in the articles.

4.02    QUALIFICATION.
        No person is qualified for election as a director if the person: is less than 18 years of age; is of unsound mind and has been so found by a court in Canada or elsewhere; is not an individual; or, has the status of a bankrupt. A director does not need be a shareholder of the Corporation. Unless otherwise required by the Act, at least 25% of the directors shall be resident Canadians. The board may declare vacant the office of any director who is incapacitated or unqualified.

4.03    ELECTION AND TERM.
        The election of directors shall take place by ballot at each annual meeting of shareholders. All the directors then in office shall retire but, if qualified, be eligible for re-election. If an election of directors is not held at the proper time, the incumbent directors will continue in office until their successors are elected. The number of directors to be elected shall be the number of directors then in office unless the directors or the shareholders determine otherwise. Where the shareholders adopt an amendment to the articles to increase the number or minimum number of directors, the shareholders may, at the meeting at which they adopt the amendment, elect the additional number of directors authorized by the amendment.

        At the meeting, the chair will call for a vote by ballot and the scrutineer will record the number of shares in favour of and the number of shares withheld from voting for each nominee. Before receiving the final scrutineer report on the ballot, the chair may announce the vote result based on the number of proxies received by the Corporation. Following the meeting and after confirmation by the scrutineer, a report on the voting for directors will be filed on the System for Electronic Document Analysis and Retrieval (SEDAR).

        In any uncontested election of directors, any nominee for director who receives a greater number of votes withheld from his or her election than votes for his or her election, of the shares represented in person or by proxy at the meeting and voted on the election of directors, will promptly tender his or her resignation to the Corporation. Within 90 days of the vote, the independent members of the board, on the recommendation of the Corporate Governance and Nominating Committee, will decide whether to: (i) accept the resignation; (ii) maintain the director but address what the Corporate Governance and Nominating Committee believes to be the underlying cause of the withhold votes; or, (iii) reject the resignation. The decision of the independent members of the board and an explanation of how the decision was

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        reached,  including,  if  applicable,  the  reasons for  rejecting  the offered resignation, will be promptly disclosed in a press release.

        In considering whether to recommend acceptance or rejection of the tendered resignation, the Corporate Governance and Nominating Committee will evaluate the best interest of the Corporation and its shareholders and consider all factors they deem relevant, which may include, without limitation: (i) any stated reasons why shareholders withheld votes from the director; (ii) any alternatives for curing the underlying cause of the withheld votes; (iii) in the case of an officer who is also a director, whether the resignation of the director could result in the triggering of change in control or similar provisions under any contract by which the Corporation is bound or any benefit plan of the Corporation and, if so, the potential impact of triggering such provisions; (iv) the skills and attributes of the director and the overall composition of the board, including the current mix of skills and attributes on the board; and, (iv) whether accepting the resignation would cause the Corporation to fail to meet any applicable listing or regulatory requirement.

        Any director who tenders his or her resignation as set out in this section will not participate in the Corporate Governance and Nominating Committee recommendation or action by the independent members of the board on the resignation. To the extent that the independent members of the board accept one or more director resignations, the Corporate Governance and Nominating Committee will recommend to the board whether to fill any vacancy as provided for in section 4.06 or reduce the size of the board.

        In any contested election of directors, the directors will be elected by a plurality of votes of the shares represented in person or by proxy at the meeting and voted on the election of directors.

        If three or fewer members of the Corporate Governance and Nominating Committee receive a majority of votes for their election, the entire board will consider and decide whether or not to accept the resignations of those directors who received a greater number of votes withheld from their election than votes for their election.

4.04    REMOVAL OF DIRECTORS.
        Subject to the Act, the shareholders may remove any director from office by resolution passed at a meeting specially called to remove the director and the vacancy created by the removal may be filled at that meeting or, if not filled then, filled by the board.

4.05    VACATION OF OFFICE.
        A director ceases to hold office when: the director dies; the director is removed from office by the shareholders; the director ceases to be qualified for election as a director; or, the director's written resignation is sent or delivered to the Corporation, or at the time specified in the resignation, whichever is later. A resignation does not need to be accepted to be effective.

4.06    VACANCIES.
        Subject to the Act and the articles, a quorum of the board may fill a vacancy in the board.

4.07    ACTION BY THE BOARD.
        The board shall manage, or supervise the management of, the business and affairs of the Corporation. The powers of the board may be exercised at a meeting (subject to sections 4.08 and 4.09) at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting. As long as a quorum remains in office when there is a vacancy in the board, the remaining directors may exercise all the powers of the board.

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4.08    CANADIAN DIRECTORS PRESENT AT MEETINGS.
        Unless otherwise required by the Act, the board shall not transact business at a meeting, other than filling a vacancy in the board, unless at least 25% of the directors present are resident Canadians, unless:

        (a) a resident Canadian director, who is unable to be present, approves in writing or by telephonic, electronic or other communications facilities the business transacted at the meeting; and
        (b) the required number of resident Canadians would have been present had that director been present at the meeting.

4.09    MEETING BY TELEPHONE AND OTHER MEANS.
        Subject to the Act, if all of the directors of the Corporation consent, a director may participate in a meeting of the board or of a committee of the board by means of such telephonic, electronic or other communications facilities as permit all persons participating in the meeting to communicate adequately with each other, and a director participating in a meeting by those means is deemed to be present at the meeting. A consent is effective whether given before or after the meeting and may be given with respect to all meetings of the board and of committees of the board.

4.10    PLACE OF MEETINGS.
        Meetings of the board may be held at any place in or outside Canada.

4.11    CALLING OF MEETINGS.
        Meetings of the board shall be held from time to time at the time and place determined by the board, the chair of the board, the chief executive officer, the president or any two directors.

4.12    NOTICE OF DIRECTORS MEETING.
        Notice of the time and place of each meeting of the board shall be given in the manner provided in section Eleven to each director at least 48 hours before the meeting. A notice of a meeting of directors does not need to specify the purpose of or the business to be transacted at the meeting unless required by the Act. As required by the Act, a notice of meeting shall specify any proposal to:

        (a) submit to the shareholders any question or matter requiring approval of the shareholders;
        (b) fill a vacancy among the directors or in the office of auditor, or appoint additional directors;
        (c)   issue securities;
        (d)   declare dividends;
        (e) purchase, redeem or otherwise acquire shares issued by the Corporation;
        (f)   pay a commission for the sale of shares;
        (g)   approve a management proxy circular;
        (h)   approve a take-over bid circular or directors' circular;
        (i) approve annual financial statements and the report of the Corporation's auditor regarding such statements; or
        (j)   adopt, amend or repeal by-laws.

         In any manner and before or after a meeting, a director may waive notice of, or otherwise consent to, a meeting of the board.

4.13    FIRST MEETING OF NEW BOARD.
        Provided a quorum of directors is present, each newly elected board may, without notice, hold its first meeting immediately following the meeting of shareholders at which it was elected.


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4.14    ADJOURNED MEETING.
        Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting. An adjourned meeting is duly constituted if held in accordance with the terms of the adjournment and a quorum is present. The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting is deemed to have terminated after its adjournment. Any business may be brought before or dealt with at any adjourned meeting if it might have been brought before or dealt with at the original meeting in accordance with the notice calling the original meeting.

4.15    REGULAR MEETINGS.
        The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of regular meetings shall be sent to each director and no other notice is required for any regular meeting unless the Act requires the purpose of the meeting or the business to be transacted at the meeting to be specified.

4.16    CHAIR OF MEETINGS.
        The chair of the board shall be the chair of any meeting of the board. If the chair of the board is not present, the directors present shall choose an independent member of the board to be chair of the meeting.

4.17    QUORUM.
        Subject to section 4.08, a quorum for the transaction of business at any meeting of the board is three directors or a greater number of directors as the board may from time to time determine.

4.18    VOTES TO GOVERN.
        Every question at a meeting of the board shall be decided by a majority of the votes cast on the question. In case of an equality of votes, the chair of the meeting shall be entitled to a second or casting vote.

4.19    CONFLICT OF INTEREST.
        A director or officer of the Corporation who is a party to a material contract or transaction or proposed material contract or transaction with the Corporation, or is a director or an officer, or an individual acting in a similar capacity of, or has a material interest in, any person who is a party to a material contract or transaction or proposed material contract or transaction with the Corporation shall disclose the nature and extent of the interest at the time and in the manner provided in the Act. Except as provided in the Act, no director shall vote on any resolution to approve a contract or transaction that the director has an interest in, but the director may be counted to determine the presence of a quorum at the meeting.

        No director is disqualified by reason of holding the office of director from contracting with the Corporation nor is any contract or arrangement entered into on behalf of the Corporation with any director or in which any director is in any way interested liable to be voided, nor is any director contracting with the Corporation or being interested in any contract or arrangement with the Corporation liable to account to the Corporation for any profit realized by the contract or arrangement by reason of the director holding that office or of the fiduciary relationship established by the director holding that office; provided that the director complied with the Act.

4.20    REMUNERATION AND EXPENSES.
        The directors shall be paid such remuneration for their services as the board may from time to time determine. The directors are also entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof.

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        Nothing  in  these  by-laws  precludes  a  director  from  serving  the
        Corporation in any other capacity and receiving remuneration for such service.


                           SECTION FIVE - COMMITTEES

5.01    COMMITTEES OF THE BOARD.
        The board may appoint committees of the board, however designated, and delegate to any committee any of the powers of the board except those which a committee of the board has no authority to exercise under the Act.

5.02    TRANSACTION OF BUSINESS.
        The powers of a committee of the board may be exercised at a meeting at which a quorum is present or by resolution in writing signed by all members of the committee entitled to vote on that resolution at a meeting of the committee. Meetings of committees may be held at any place in or outside Canada.

5.03    ADVISORY BODIES.
        The board may from time to time appoint such advisory bodies as it may deem advisable.

5.04    PROCEDURE.
        Unless otherwise determined by the board, each committee and advisory body has the power to fix its quorum, at not less than a majority of its members, to elect its chair and to regulate its procedure.

5.05    MEMBERS AND CHAIR.
        The board may from time to time remove and appoint members or the chair of any committee as it sees fit.

5.06    MINUTES.
        All committees shall keep regular minutes of their proceedings and report all their actions to the board at the next board meeting.


                            SECTION SIX - OFFICERS

6.01    APPOINTMENT.
        The board may from time to time appoint a chair (who shall be a director), a chief executive officer (who may also hold the office of president and who shall be a director), a president, one or more vice presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer, a controller and such other officers as the board may determine, including one or more assistants to any of the officers appointed. The board may specify the duties of and, in accordance with this by-law and subject to the Act, delegate to the officers powers to manage the business and affairs of the Corporation. Except as required by this section and subject to sections
        6.02 and 6.03, an officer may, but does not need to be, a director and one person may hold more than one office.

6.02    CHAIR OF THE BOARD.
        The chair of the board presides at all meetings of the board and shareholders. The chair of the board shall have such other powers and duties as the board specifies.

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6.03    CHIEF EXECUTIVE OFFICER.
        The chief executive officer is the executive head of the Corporation and shall have general supervision over its business and affairs and over the other officers of the Corporation, and is responsible to the board.

6.04    PRESIDENT.
        Subject to the authority of the board, the president has general supervision of the business of the Corporation and shall have such other powers and duties as the board specifies. During the absence or inability of the chief executive officer, the duties of the chief executive officer may be performed and the powers of the chief executive officer may be exercised by the president. If the president exercises any duty or power of the chief executive officer, the absence or inability of the chief executive officer is presumed.

6.05    VICE PRESIDENT.
        A vice president has the powers and duties the board, the chief executive officer or the president specifies. During the absence or inability of the president, the duties of the president may be performed and the powers of the president may be exercised by a vice president. If a vice president exercises any duty or power of the president, the absence or inability of the president is presumed.

6.06    SECRETARY.
        The secretary is the secretary of all meetings of the board and shareholders and any committees of the board. The secretary causes to be entered, in records kept for that purpose, minutes of all proceedings at all meetings of the board and shareholders and any committees of the board. The secretary causes to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board. The secretary is the custodian of the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose. The secretary shall have such other powers and duties as the board, the chief executive officer or the president specifies.

6.07    TREASURER.
        The treasurer has custody of the corporate funds and securities and keeps full and accurate accounts of receipts and disbursements in books belonging to the Corporation and deposits all moneys and other valuable effects in the name and to the credit of the Corporation in the depositories as may be designated by the board. The treasurer disburses the funds of the Corporation as may be ordered by the board, taking proper vouchers for the disbursements, and renders to the chief executive officer, the president and the board, at its regular meetings, or when the board requires, an account of all substantial transactions related to the financial condition of the Corporation. The treasurer shall have such other powers and duties as the board, the chief executive officer or the president specifies.

6.08    CONTROLLER.
        The controller is the principal accounting officer of the Corporation and has charge of all books and accounting relating to assets, liabilities, receipts, disbursements, revenues and expenditures and is responsible for all internal and external reporting requirements of the Corporation. The controller is responsible for all duties incidental to the office of the principal accounting officer of the Corporation. The controller shall have such other powers and duties as the board, the chief executive officer or the president specifies.


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6.09    POWERS AND DUTIES OF OTHER OFFICERS.
        The powers and duties of all other officers are those powers and duties as the terms of their engagement call for or as the board, the chief executive officer or the president specifies. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by the assistant, unless the board, the chief executive officer or the president otherwise directs.

6.10    VARIATION OF POWERS AND DUTIES.
        The board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

6.11    TERM OF OFFICE.
        The board, in its discretion, may remove any officer of the Corporation, without prejudice to such officer's rights under any employment contract or in law. Otherwise, each officer appointed by the board shall hold office until a successor is appointed, or until the earlier of the resignation or death of the officer.

6.12    CONFLICT OF INTEREST.
        An officer shall disclose any interest in a material contract or proposed material contract with the Corporation in accordance with section 4.19.

6.13    AGENTS AND ATTORNEYS.
        The Corporation, by or under the authority of the board, has the power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with powers of management, administration or otherwise as may be thought fit, including the power to sub-delegate.


         SECTION SEVEN - PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

7.01    LIMITATION OF LIABILITY.
        Every director and officer of the Corporation shall act honestly and in good faith with a view to the best interests of the Corporation and shall exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, including reliance in good faith on:

        (a) financial statements of the Corporation represented to the director by an officer of the Corporation or in a written report of the auditor of the Corporation fairly to reflect the financial condition of the Corporation; or
        (b) a report of a person whose profession lends credibility to a statement made by the professional person.

        Subject to the above provisions, no director or officer is liable for the acts, receipts, neglects or defaults of any other director, officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation are deposited, or for any loss occasioned by any error of judgement or oversight on the part of the director or officer, or for any other loss, damage or misfortune which happens in the execution of the duties of the office of director or officer; provided that nothing in this section relieves any director or officer from the duty to act in accordance with the Act or from liability for any breach of the Act.


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7.02     INDEMNITY.

        Subject to the provisions of the Act, the Corporation shall indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Corporation's request as a director or officer, or an individual acting in a similar capacity of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, reasonably incurred by the individual in respect of any civil, criminal, administrative or investigative action or other proceeding in which the individual is involved because of that association with the Corporation or other entity if, exercising the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances:

        (a) the individual acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation's request; and
        (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

        The Corporation shall also indemnify any of the persons set out above in any other circumstances which the Act or law permits or requires. Nothing in this by-law limits the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law to the extent permitted by the Act or law.

7.03    ADVANCE OF COSTS.
        The Corporation may advance money to any director, officer or other individual for the costs, charges and expenses of a proceeding referred to in section 7.02. The individual, however, shall repay the money to the Corporation if the individual does not fulfil the conditions set out in subsection 7.02 (a) and, as applicable, subsection 7.02 (b).

7.04    INSURANCE.
        Subject to the Act, the Corporation may purchase and maintain insurance for the benefit of any person referred to in section 7.02 against any liability incurred by such person in their capacity as a director or officer of the Corporation or of another body corporate where the individual acts or acted in that capacity at the Corporation's request.


                            SECTION EIGHT - SHARES

8.01    ALLOTMENT OF SHARES.
        Subject to the Act and the articles, the board may from time to time issue or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the board determines, provided that no share may be issued until it is fully paid as provided by the Act.

8.02    COMMISSIONS.
        The board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of the person purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any shares of the Corporation.

8.03    REGISTRATION OF TRANSFER.
        Subject to the Act, a transfer of a share may only be registered in the Corporation's securities register upon: (i) presentation of the certificate representing such share with an endorsement, which complies with the Act, made on the certificate or delivered with the

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        certificate,  duly executed by an appropriate person as provided by the
        Act, together with reasonable assurance that the endorsement is genuine and effective, upon payment of all applicable taxes and any reasonable fees prescribed by the board; or, (ii) in the case of shares electronically issued without a certificate, upon receipt of proper transfer instructions from the registered holder of the shares, a duly authorized attorney of the registered holder of the shares or an individual presenting proper evidence of succession, assignment or authority to transfer the shares.

8.04    TRANSFER AGENTS AND REGISTRARS.
        The board may from time to time appoint one or more agents to maintain, in respect of each class of shares issued by the Corporation, a central securities register and one or more branch securities registers. An appointed person may be designated as transfer agent or registrar according to the functions carried out, and one person may be designated both transfer agent and registrar. The board may at any time terminate an appointment as transfer agent or registrar.

8.05    NON-RECOGNITION OF TRUSTS.
        Subject to the Act and any other applicable legislation or regulation, the Corporation may treat the registered holder of any share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payments in respect of the share, and otherwise to exercise all the rights and powers of an owner of the share.

8.06    SHARES AND SHARE CERTIFICATES.
        The shares of the Corporation shall be represented by certificates or, where allowed for or required by applicable law, shall be electronically issued without a certificate. Every holder of one or more shares of the Corporation is entitled, at the option of the holder, to a share certificate, or to a non-transferable written certificate of acknowledgement of the right to obtain a share certificate, stating the number and class or series of shares held as shown on the securities register. Certificates shall be in the form the board may from time to time approve. Any certificate shall be signed in accordance with section 2.04 and does not need to be under corporate seal provided that, unless the board otherwise determines, certificates in respect of which a transfer agent and/or registrar has been appointed shall only be valid if countersigned on behalf of the transfer agent and/or registrar. Subject to the Act, the signature of any signing officer, including the transfer agent and/or registrar, if required, may be printed or mechanically reproduced in facsimile on the certificate. Every facsimile signature is deemed to be the signature of the officer whose signature it reproduces and is binding upon the Corporation. A certificate executed as set out in this section is valid even if an officer whose facsimile signature appears on the certificate no longer holds office at the date of issue of the certificate.

8.07    REPLACEMENT OF SHARE CERTIFICATES.
        The board or any officer or agent designated by the board may, in its discretion or the discretion of the officer or agent, direct the issue of a new share or other certificate on cancellation of a certificate that has been mutilated or in substitution for a certificate claimed to have been lost, destroyed or wrongfully taken, on payment of a reasonable fee and on terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

8.08    JOINT HOLDERS.
        If two or more persons are registered as joint holders of any share, the Corporation is not bound to issue more than one certificate in respect of the shareholding, and delivery of a certificate to one of the joint holders is sufficient delivery to all of them. Any joint holder may give effectual receipts for the certificate issued or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.


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8.09    DECEASED SHAREHOLDERS.
        In the event of the death of a holder, or of one of the joint holders, of a share, the Corporation is not required to make any entry in the securities register or to make any dividend or other payments except on production of all documents as may be required by law and on compliance with the reasonable requirements of the Corporation and its transfer agents.


                      SECTION NINE - DIVIDENDS AND RIGHTS

9.01    DIVIDENDS.
        Subject to the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interest in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

9.02    PAYMENT OF DIVIDENDS.
        A dividend payable in money shall be paid by cheque to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to the registered holder at the recorded address of the registered holder, or by electronic funds transfer to the bank account designated by the registered holder. In the case of joint holders, the cheque shall, unless the joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of a cheque as set out in this section, unless the same is not paid on due presentation, or the electronic funds transfer as set out in this section satisfies and discharges the liability for the dividend to the extent of the sum represented by the cheque or funds transferred plus the amount of any tax which the Corporation is required to and does withhold.

9.03    NON-RECEIPT OF CHEQUES.
        In the event of non-receipt of any dividend cheque by the person to whom it is sent as set out in section 9.02, the Corporation shall cause to be issued to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board or dividend disbursing agent may from time to time prescribe, whether generally or in any particular case.

9.04    RECORD DATE FOR DIVIDENDS AND RIGHTS.
        The board may fix in advance a date, 50 or fewer days before the date for the payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Corporation, as record date for the determination of the persons entitled to receive payment of the dividend or to exercise the right to subscribe for the securities, and notice of any record date shall be given not less than seven days before the record date in the manner provided by the Act. If no record date is fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

9.05    UNCLAIMED DIVIDENDS.
        Any dividend not claimed within six years after the date on which it was declared to be payable is forfeited and reverts to the Corporation.


                    SECTION TEN - MEETINGS OF SHAREHOLDERS

10.01   ANNUAL MEETINGS.
        The annual meeting of shareholders shall be held at such time in each year and at such place in Canada as the board may from time to time determine, for the purpose of considering the financial statements and

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        reports  required  by the Act to be placed  before the annual  meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

10.02   SPECIAL MEETINGS.
        The board has the power to call a special meeting of shareholders at any time. Any special meeting of shareholders shall be held at such time and at such place in Canada as the board may determine.

10.03   PARTICIPATION IN MEETINGS BY ELECTRONIC MEANS.
        Any person entitled to attend a meeting of shareholders may participate in the meeting, in accordance with the Act, by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, if the Corporation, in its sole discretion, makes available such a communication facility. For the purposes of the Act, a person participating in a meeting by electronic means is deemed to be present at the meeting.

10.04   MEETINGS HELD BY ELECTRONIC MEANS.
        If the directors or the shareholders of the Corporation call a meeting of shareholders pursuant to the Act, the directors may determine that the meeting shall be held, in accordance with the Act, entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

10.05   NOTICE OF MEETINGS.
        Notice of the time and place of each meeting of shareholders shall be given in the manner provided in section 11 at least 21 days and less than 51 days before the date of the meeting to each director, to the auditor, and to each shareholder who, at the close of business on the record date for notice, is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor's report, election of directors and reappointment of the incumbent auditor shall state the nature of the business to be transacted in sufficient detail to permit the shareholder to form a reasoned judgement on the matter and shall state the text of any special resolution to be submitted to the meeting.

10.06   LIST OF SHAREHOLDERS ENTITLED TO NOTICE.
        Subject to applicable legislation or regulation, for every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder entitled to vote at the meeting. If a record date for the meeting is fixed as provided for in section 10.07, the shareholders listed shall be those registered at the close of business on the record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day before the day on which the notice of the meeting is given or, where no such notice is given, on the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the central securities register is maintained and at the meeting for which the list was prepared. Where a separate list of shareholders has not been prepared, the names of persons appearing in the securities register at the requisite time as the holders of one or more shares carrying the right to vote at such meeting is be deemed to be a list of shareholders.

10.07   RECORD DATE FOR NOTICE.
        The board may fix in advance a date, preceding the date of any meeting of shareholders by more than 21 days and less than 51 days, as the record date for determining the shareholders entitled to notice of the

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        meeting.  Notice of the record  date shall be given at least seven days before the record date, by newspaper advertisement in the manner provided in the Act, and by written notice to each stock exchange in Canada on which the shares of the Corporation are listed for trading. If no record date is fixed, the record date for determining the shareholders entitled to receive notice of the meeting is the close of business on the day before the day on which the notice is given or, if no notice is given, the day on which the meeting is held.

10.08   WAIVER OF NOTICE.
        A shareholder and any other person entitled to attend a meeting of shareholders may, in any manner, waive notice of the meeting of shareholders and attendance of any person at a meeting of shareholders constitutes a waiver of notice of the meeting, unless the person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

10.09   OMISSION OF NOTICE.
        The accidental omission to give notice of any meeting or any irregularity in the notice of any meeting of shareholders or the non-receipt of any notice by any shareholder, director or the auditor of the Corporation does not invalidate any resolution passed or any proceedings taken at the meeting.

10.10   CHAIR, SECRETARY AND SCRUTINEERS.
        The  chair  of  the  board  shall  be  the  chair  of  any  meeting  of shareholders. If the chair of the board is not present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose an independent member of the board to be chair of the meeting. If the secretary of the Corporation is absent, the chair shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. One or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chair with the consent of the meeting.

10.11   PERSONS ENTITLED TO BE PRESENT.
        The only persons entitled to be present at a meeting of shareholders are those entitled to vote at the meeting, the directors and auditor of the Corporation and others who are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting, even if they are not entitled to vote. Any other person may be admitted only on the invitation of the chair of the meeting or with the consent of the meeting.

10.12   QUORUM.
        Subject to the Act, a quorum for the transaction of business at any meeting of shareholders shall be two persons present in person, each being a shareholder entitled to vote at the meeting or a duly appointed proxyholder or representative of a shareholder entitled to vote at the meeting, and together holding or representing by proxy not less than 25% of the outstanding shares of the Corporation entitled to vote at the meeting. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented may proceed with the business of the meeting even if a quorum is not present throughout the meeting. If a quorum is not present at the opening of any meeting of shareholders, the shareholders present or represented may adjourn the meeting to a fixed time and place but may not transact any other business.

10.13   RIGHT TO VOTE.
        Subject to applicable legislation or regulation, every person named in the list referred to in section 10.06 is entitled to vote the shares shown on the list opposite the person's name at the meeting to which the list relates, except to the extent that: (a) where the Corporation has fixed a record date in respect of the meeting, and the person has transferred any of the shares held by that person after the record date, or where the Corporation has not fixed a record date in respect

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        of the meeting,  the person has  transferred  any of the shares held by that person after the date on which the list is prepared, and (b) the transferee produces properly endorsed certificates evidencing the shares or otherwise establishes the transferee's ownership of the shares and has demanded not later than 10 days before the meeting that the transferee's name be included in the list. In such a case, the transferee shall be entitled to vote the transferred shares at such meeting.

10.14   PROXYHOLDERS AND REPRESENTATIVES.
        Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, to attend and act as representative of the shareholder at the meeting with the authority conferred by the proxy. A proxyholder or representative of a shareholder does not need to be a shareholder. A proxy shall be in writing executed by the shareholder or the shareholder's attorney and shall conform with the requirements of the Act.

        Alternatively, every shareholder that is a body corporate or association may authorize by resolution of its directors or governing body an individual to represent it at a meeting of shareholders and the individual may exercise all the powers on the shareholder's behalf that it could exercise if it were an individual shareholder. The authority of the individual shall be established by depositing with the Corporation a certified copy of the resolution, or in any other manner satisfactory to the secretary of the Corporation or the chair of the meeting. A proxy is valid only at the meeting for which it is given or any adjournment of that meeting.

        The personal representative of a deceased shareholder of record is entitled, upon filing with the secretary of the meeting sufficient proof of appointment, to exercise the same voting rights at any meeting of shareholders as the shareholder of record would have been entitled to exercise.

10.15   TIME FOR DEPOSIT OF PROXIES.
        The board may specify in a notice calling a meeting of shareholders a time 48 hours or less, exclusive of non-business days, prior to the meeting, before which proxies to be used at the meeting must be deposited. A proxy shall be acted upon only if deposited with the Corporation or an agent of the Corporation as set out in the notice prior to the time specified or, if no time is specified in the notice, the proxy is received by the secretary of the Corporation or by the chair of the meeting or any adjournment of the meeting prior to the time of voting.

        The board may from time to time make regulations regarding the lodging of proxies at some place other than the place at which a meeting or adjourned meeting of shareholders is to be held, and for particulars of the proxies to be provided before the meeting or adjourned meeting to the Corporation or any agent of the Corporation and providing that proxies lodged in accordance with those regulations may be voted as though they were produced at the meeting or adjourned meeting and votes given in accordance with those regulations shall be valid and shall be counted. The chair of any meeting of shareholders may, subject to any regulations made as set out in this section, in the chair's discretion, accept any legible form of communication as to the authority of any person claiming to represent and vote on behalf of a shareholder even if a proxy conferring such authority has not been lodged with the Corporation, and any votes given in accordance with the communication accepted by the chair of the meeting are valid and shall be counted.

10.16   JOINT SHAREHOLDERS.
        If two or more persons hold shares jointly, any one of them present in person or duly represented at a meeting of shareholders may, in the absence of the others, vote the shares. If two or more persons who hold shares jointly are present in person or represented, only one of them may vote the shares jointly held by them.


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10.17   VOTES TO GOVERN.
        Unless otherwise required by the articles or by-laws or by law, every question at a meeting of shareholders shall be determined by a majority of the votes cast on the question. In case of an equality of votes either on a show of hands or on a poll, the chair of the meeting shall be entitled to a second or casting vote.

10.18   SHOW OF HANDS.
        Subject to the Act and the by-laws, every question at a meeting of shareholders shall be decided by a show of hands, which may include such other indication of a vote made by means of the telephonic, electronic or other communication facility, if any, made available by the Corporation for that purpose, unless a ballot on the question is required or demanded. On a show of hands, every person who is present, in person or by means of the telephonic, electronic or other communication facility, if any, made available by the Corporation, and entitled to vote shall have one vote. If a vote by show of hands has been taken on a question, unless a ballot on the question is required or demanded, a declaration by the chair of the meeting that the vote has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting is evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the question, and the result of the vote is the decision of the shareholders on the question.

10.19   BALLOTS.
        On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has already been taken, the chair may require a ballot or any person who is present, in person or by means of the telephonic, electronic or other communication facility, if any, made available by the Corporation, and entitled to vote on the question may demand a ballot. Any ballot required or demanded shall be taken in the manner directed by the chair including, wholly or partially by indication of a vote made by means of telephonic, electronic or other communication facility, if any, that the Corporation has made available for that purpose. A requirement or demand for a ballot may be withdrawn at any time prior to the ballot being taken. If a ballot is taken, each person present, in person or by means of the telephonic, electronic or other communication facility, if any, made available by the Corporation, is entitled to the number of votes provided by the Act or the articles for each share which the person is entitled to vote and the result of the ballot is the decision of the shareholders on the question. At the meeting, the chair will call for a vote by ballot and the scrutineer will record the vote of each shareholder who has not already voted. Prior to receiving the final scrutineer report on the ballot, the chair may announce the vote result based on the number of proxies received by the Corporation. Following the meeting and after confirmation by the scrutineer, a report on the voting will be filed on SEDAR.

10.20   ADJOURNMENT.
        The chair of a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place. If a meeting of shareholders is adjourned for less than 30 days, notice of the adjourned meeting is not required other than by announcement at the meeting that is adjourned. Subject to the Act, if a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting is required as if it was an original meeting.

        Any business may be brought before or dealt with at any adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the original meeting.


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10.21   RESOLUTION IN WRITING.
        A resolution in writing signed by all of the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if passed at a meeting of the shareholders unless a written statement with respect to the subject matter of the resolution is submitted by a director or the auditor in accordance with the Act.

10.22   ONLY ONE SHAREHOLDER.
        Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or duly represented constitutes a meeting.


                           SECTION ELEVEN - NOTICES

11.01   METHOD OF GIVING NOTICES.
        Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board is sufficiently given if: delivered personally to the person; delivered to the recorded address of the person; mailed to the person's recorded address by prepaid ordinary or air mail; sent to the person's recorded address by any means of prepaid transmitted or recorded communication; or, an electronic document is provided in accordance with section 12 of this by-law. A notice delivered as set out in this section is deemed to have been given when it is delivered personally or to the recorded address; a notice mailed as set out in this section is deemed to have been given when deposited in a post office or public letter box; a notice sent by any means of transmitted or recorded communication as set out in this section is deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch; and a notice sent by means of an electronic document as set out in this section and section 12 is deemed to have been given upon receipt of reasonable confirmation of transmission to the designated information system indicated by the person entitled to receive such notice. The secretary may cause the recorded address of any shareholder, director, officer, auditor or member of a committee of the board to be changed in accordance with any information believed by the secretary to be reliable.

11.02   NOTICE TO JOINT SHAREHOLDERS.
        If two or more persons are registered as joint holders of a share, any notice may be addressed to all of the joint holders, but notice addressed to any one of the joint holders is sufficient notice to all of them.

11.03   COMPUTATION OF TIME.
        In computing the date when notice must be given, the date of giving the notice is excluded and the date of the meeting or other event is included.

11.04   UNDELIVERED NOTICES.
        If any notice given to a shareholder pursuant to section 11.01 is returned on three consecutive occasions because the shareholder cannot be found, the Corporation is not required to give any further notices to the shareholder until the shareholder informs the Corporation in writing of the shareholder's new address.

11.05   OMISSIONS AND ERRORS.
        The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any person or any error in any notice not affecting the substance of the notice does not invalidate any action taken at a meeting held pursuant to the notice.


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11.06   PERSONS ENTITLED BY DEATH OR OPERATION OF LAW.
        Every person who, by operation of law, transfer, death of a shareholder or any other means, becomes entitled to any share is bound by every notice in respect of that share which was duly given to the shareholder from whom title to the share was derived prior to the person's name and address being entered on the securities register and prior to the person furnishing proof of authority or evidence of entitlement prescribed by the Act to the Corporation.

11.07   WAIVER OF NOTICE.
        Any shareholder, proxyholder, other person entitled to attend a meeting of shareholders, director, officer, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to the individual under the Act, the articles, the by-laws or otherwise, and the waiver or abridgement cures any default in the giving or in the time of the notice whether the waiver or abridgement is given before or after the meeting or other event for which notice was required to be given. A waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board or a committee of the board which may be given in any manner.

11.08   SIGNATURE TO NOTICES.
        The signature of any director or officer of the Corporation on any notice or document to be given by the Corporation may be written, stamped, mechanically reproduced or electronically reproduced in whole or in part.

11.09   PROOF OF SERVICE.
        With respect to every notice or other document sent by post it is sufficient to prove that the envelope or wrapper containing the notice or other document was properly addressed as provided in this by-law and put into a post office or into a letter box. With respect to every notice or other document sent as an electronic document it is sufficient to prove that the electronic document was properly addressed to the designated information system as provided in this by-law and sent by electronic means. A certificate of an officer of the Corporation or of a transfer officer of any transfer agent or branch transfer agent of shares of any class of the Corporation as to the sending, delivery or publication of any notice or other document to any shareholder, director, officer or auditor is conclusive evidence of the sending, delivery or publication and is binding on every shareholder, director, officer or auditor of the Corporation as the case may be.


                     SECTION TWELVE - ELECTRONIC DOCUMENTS

12.01   CREATION AND PROVISION OF INFORMATION.
        Unless the Corporation's articles provide otherwise, and subject to and in accordance with the Act and this section, the Corporation may satisfy any requirement under the Act to create or provide a notice, document or other information to any person by the creation or provision of an electronic document. Except as provided for in the Act, "electronic document" means any form of representation of information or of concepts fixed in any medium in or by electronic, optical or other similar means and that can be read or perceived by a person by any means.

12.02   CONSENT AND OTHER REQUIREMENTS.
        Further to section 12.01, a requirement under the Act to provide a person with a notice, document or other information is not satisfied by the provision of an electronic document unless:

        (a) the addressee has consented, in accordance with the Act, and has designated an information system for the receipt of the electronic document; and
        (b) the electronic document is provided to the designated information system.

        The term "information system" means a system used to generate, send, receive, store, or otherwise process an electronic document.

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                       SECTION THIRTEEN - MISCELLANEOUS

13.01   INVALIDITY OF ANY PROVISIONS OF THIS BY-LAW.
        The invalidity or unenforceability of any provision of this by-law does not affect the validity or enforceability of the remaining provisions of this by-law.


                SECTION FOURTEEN - REPEAL AND COMING INTO FORCE

14.01   EFFECTIVE DATE.
        Subject to its confirmation by the shareholders in accordance with the Act, this by-law comes into force on the date it is approved by the directors.

14.02   REPEAL.
        All previous by-laws of the Corporation are repealed when this by-law comes into force provided that the repeal does not affect the previous operation of any by-law repealed or affect the validity of any act done on right, privilege, obligation or liability acquired or incurred under or the validity of any contract on agreement made pursuant to any by-law prior to its repeal. All officers and persons acting under any by-law repealed by this by-law shall continue to act as if appointed by the directors under the provisions of this by-law or the Act until their successors are appointed.


ENACTED the 4th day of December, 2006.


/s/ Charles W. Fischer                          /s/ John B. McWilliams
-------------------------------                 --------------------------------
President                                       Secretary